FOR IMMEDIATE RELEASE

Media Relations:
Paulina Heinkel
332.877.5339
Media.request@iff.com

Investor Relations:
Michael Bender
212.708.7263
Investor.Relations@iff.com

IFF Reports Third Quarter 2023 Results

NEW YORK - Nov. 6, 2023 - IFF (NYSE: IFF) reported financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$2.8 B	$59 M	$0.10	$506 M	17.9%	$0.89
First Nine Months 2023 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$8.8 B	$123 M	$0.16	$1.5 B	17.3%	$2.61

Management Commentary
"In the third quarter we delivered both sales and profit ahead of our expectations," said IFF CEO Frank Clyburn. "Our volume performance improved sequentially across the majority of our business, and we continued to benefit from our pricing actions and productivity initiatives. Our emphasis to drive working capital improvement yielded strong free cash flow generation, led by a significant reduction in inventory over the course of the year. As we look ahead, we remain committed to delivering our previously announced full year 2023 sales guidance range, and now believe that we can achieve full year 2023 adjusted operating EBITDA at the mid to high-end of our previously announced guidance range."

Clyburn continued, "We also continue to execute our portfolio optimization efforts with the announced sale of Lucas Meyers Cosmetics. Additionally, we are rapidly pursuing divestitures within our portfolio to further reduce our outstanding debt and strengthen our capital structure."

Third Quarter 2023 Consolidated Financial Results
•Reported net sales for the third quarter were $2.82 billion, a decrease of 8% versus the prior-year period. On a comparable basis2, currency neutral sales1 decreased 3% versus the prior-year period, as growth in Scent and Health & Biosciences was more than offset by softness in Nourish and Pharma Solutions. Volume performance improved sequentially across nearly all businesses, yet remained challenged versus the year-ago period, and pricing continued to be strong.
1 Schedules at the end of this release contain reconciliations of reported GAAP to Non-GAAP metrics. See Use of Non-GAAP Financial Measures for explanations of our Non-GAAP metrics.
2 Comparable results for the third quarter exclude the impact of divestitures and acquisitions.

•Income before taxes on a reported basis for the third quarter was $59 million. Adjusted operating EBITDA1 for the third quarter was $506 million. On a comparable basis2, currency neutral adjusted operating EBITDA1 declined 10% versus the prior-year period, as pricing and productivity gains were more than offset by lower volumes and unfavorable manufacturing absorption related to the Company's inventory improvement program.
•Reported earnings per share (EPS) for the third quarter was $0.10. Adjusted EPS excluding amortization1 was $0.89 per diluted share.
•Cash flows from operations at the end of the third quarter was $795 million, and free cash flow defined as cash flows from operations less capital expenditures totaled $405 million. This cash flow performance was driven primarily by a strong improvement in inventories, and led by a greater than $600 million reduction in inventory versus year-end 2022. Total debt to trailing twelve months net income at the end of the third quarter was 573.6x. Net debt to credit adjusted EBITDA1 at the end of the third quarter was 4.6x.

Third Quarter 2023 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)	Adjusted (Non-GAAP)	Comparable Currency Neutral (Non-GAAP)[2]	Comparable Currency Neutral Adjusted (Non-GAAP)[2]
	Sales	Operating EBITDA	Sales	Operating EBITDA
Nourish	(15)%	(38)%	(7)%	(26)%
Health & Biosciences	1%	9%	2%	12%
Scent	4%	10%	7%	19%
Pharma Solutions	(7)%	(32)%	(9)%	(34)%

Nourish Segment
•On a reported basis, third quarter sales were $1.45 billion. On a comparable basis2, currency neutral sales1 decreased 7% against a strong double-digit comparison from the year-ago period. Flavors returned to growth in the third quarter and Food Design remained resilient, down modestly versus the prior-year period. Functional Ingredients performance improved sequentially, yet declined mid-teens versus the year-ago period.
•Nourish adjusted operating EBITDA1 was $178 million and adjusted operating EBITDA margin1 was 12.3% in the third quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 declined 26% as price increases and productivity gains were more than offset by lower volumes and unfavorable manufacturing absorption related to the Company's inventory reduction program.

Health & Biosciences Segment
•On a reported basis, third quarter sales were $518 million. On a comparable basis2, currency neutral sales1 increased 2% driven by growth in Cultures & Food Enzymes, Grain Processing, Home & Personal Care and Animal Nutrition.
•Health & Biosciences adjusted operating EBITDA1 was $150 million and adjusted operating EBITDA margin1 was 29.0% in the third quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 improved 12% led by price increases and productivity gains.

Scent Segment
•On a reported basis, third quarter sales were $615 million. On a comparable basis2, currency neutral sales1 increased 7% led by double-digit growth in Consumer Fragrance and a high-single digit increase in Fine Fragrance, with balanced contributions from volume and price.
•Scent adjusted operating EBITDA1 was $131 million and adjusted operating EBITDA margin1 was 21.3% in the third quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased a very strong 19% led by net favorable price to inflation and productivity gains.

Pharma Solutions Segment
•On a reported basis, third quarter sales were $238 million. On a comparable basis2, currency neutral sales1 decreased 9% primarily due to a strong double-digit comparison from the year ago period.
•Pharma Solutions adjusted operating EBITDA1 was $47 million and adjusted operating EBITDA margin1 was 19.7% in the third quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 declined 34% as price increases and productivity gains were more than offset predominantly by lower volumes.

Financial Guidance
The Company reconfirmed its full year 2023 sales guidance range of $11.3 billion to $11.6 billion and now expects to be at the mid to high end of its full year 2023 adjusted operating EBITDA guidance range of $1.85 billion to $2.0 billion driven primarily by favorable price to inflation and improved productivity.

Based on current market foreign exchange rates, the Company expects that foreign exchange will have approximately 2% adverse impact to sales growth and approximately a 6% adverse impact to adjusted operating EBITDA growth in 2023.

The Company cannot reconcile its expected adjusted operating EBITDA without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to acquisition, divestiture and integration related costs, gains (losses) on business disposals, and regulatory costs.

Audio Webcast

A live webcast to discuss the Company’s third quarter 2023 financial results will be held on November 7, 2023, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company’s IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company’s website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward looking statements are based on management’s current assumptions, estimates and expectations including those concerning the ongoing impacts of COVID-19 and our plans to respond to its implications; the expected impact of global supply chain challenges; expectations regarding sales and profit for the fiscal year 2023, including the impact of foreign exchange, pricing actions, raw materials, energy and sourcing, logistics and manufacturing costs; expectations of the impact of inflationary pressures and the pricing actions to offset exposure to such impacts; the impact of high input costs, including commodities, raw materials, transportation and energy; our ability to drive cost discipline measures and the ability to recover margin to pre-inflation levels; expectations regarding the implementation of our refreshed growth-focused strategy; expectations around our business divestitures and the progress of our portfolio optimization strategy (including the sale process for our Cosmetic Ingredients business), through non-core business divestitures and acquisitions; our combination with N&B, including the expected benefits and synergies of the N&B Transaction and future opportunities for the combined company, the success of our integration efforts and ability to deliver on our synergy commitments as well as future opportunities for the combined company; the success of our optimization of our portfolio; the impact of global economic uncertainty or recessionary pressures on demand for consumer products; the growth potential of the markets in which we operate, including the emerging markets; expected capital expenditures in 2023; the expected costs and benefits of our ongoing optimization of our manufacturing operations, including the expected number of closings; expected cash flow and availability of capital resources to fund our operations and meet our debt service requirements; our ability to drive reductions in expenses; our strategic investments in capacity and increasing inventory to drive improved profitability; our ability to innovate and execute on specific consumer trends and demands; our ability enhance our innovation efforts and drive cost efficiencies; and our ability to continue to generate value for, and return cash to, our shareholders.

These forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “estimate”, “should”, “predict” and similar terms or variations thereof. Such forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all forward periods. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements.

Such risks, uncertainties and other factors include, among others, the following: (1) inflationary trends, including in the price of our input costs, such as raw materials, transportation and energy; (2) supply chain disruptions, geopolitical developments, including the Russia-Ukraine war, the Israel-Hamas war, or climate change related events (including severe weather events) that may affect our suppliers or procurement of raw materials; (3) our ability to successfully execute the next phase of our strategic transformation; (4) risks related to the integration of the N&B business, including whether we will realize the benefits anticipated from the merger in the expected time frame; (5) our substantial amount of indebtedness and its impact on our liquidity, credit ratings and ability to return capital to its shareholders; (6) our ability to enter into or close strategic transactions or divestment or successfully establish and manage acquisitions, collaborations, joint ventures or partnerships; (7) our ability to successfully market to our expanded and diverse customer base; (8) our ability to effectively compete in our market and develop and introduce new products that meet customers’ needs; (9) our ability to retain key employees; (10) changes in demand from large multi-national customers due to increased competition and our ability to maintain “core list” status with customers; (11) our ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations; (12) the impact of global health crises, such as the COVID-19 pandemic, on our supply chains, global operations, our customers and our suppliers; (13) disruption in the development, manufacture, distribution or sale of our products from natural disasters (such as the COVID-19 pandemic), public health crises, international conflicts (such as the Russia-Ukraine war and the Israel-Hamas war), terrorist acts, labor strikes, political or economic crises (such as the uncertainty related to protracted U.S. federal debt ceiling negotiations), accidents and similar events; (14) volatility and increases in the price of raw materials, energy and transportation; (15) the impact of a significant data breach or other disruption in our information technology systems, and our ability to comply with data protection laws in the U.S. and abroad; (16) our ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact; (17) our ability to meet increasing customer, consumer, shareholder and regulatory focus on sustainability; (18) defects, quality issues (including product recalls), inadequate disclosure or misuse with respect to the products and capabilities; (19) our ability to react in a timely and cost-effective manner to changes in consumer preferences and demands, including increased awareness of health and wellness; (20) our ability to benefit from our investments and expansion in emerging markets; (21) the impact of currency fluctuations or devaluations in the principal foreign markets in which we operate; (22) economic, regulatory and political risks associated with our international operations; (23) the impact of global economic uncertainty (including increased inflation) on demand for consumer products; (24) our ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; (25) our ability to successfully manage our working capital and inventory balances; (26) the impact of our or our counterparties’ failure to comply with the U.S. Foreign Corrupt Practices Act, similar U.S. or foreign anti-bribery and anti-corruption laws and regulations, applicable sanctions laws and regulations in the jurisdictions in which we operate or ethical business practices and related laws and regulations; (27) any impairment on our tangible or intangible long lived assets, including goodwill associated with the N&B merger and the acquisition of Frutarom; (28) our ability to protect our intellectual property rights; (29) the impact of the outcomes of legal claims, disputes, regulatory investigations and litigation, related to intellectual property, product liability, competition and antitrust, environmental matters, indirect taxes or other matters; (30) changes in market conditions or governmental regulations relating to our pension and postretirement obligations; (31) the impact of changes in federal, state, local and international tax legislation or policies, including the Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; (32) the impact of the United Kingdom’s departure from the European Union; (33) the impact of the phase out of the London Interbank Offered Rate (LIBOR) on interest expense; and (34) the impact of any tax liability resulting from the N&B Transaction; and (35) our ability to comply with data protection laws in the U.S. and abroad.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in company press releases) for other factors that may cause actual results to differ materially from those projected by the Company. Please refer to Part I. Item 1A., Risk Factors, of the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2023 for additional information regarding factors that could affect our results of operations, financial condition and liquidity.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results. Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.

Use of Non-GAAP Financial Measures

We provide in this press release non-GAAP financial measures, including: (i) comparable currency neutral sales; (ii) adjusted operating EBITDA and comparable currency neutral adjusted operating EBITDA; (iii) adjusted operating EBITDA margin; (iv) adjusted EPS ex amortization; (v) free cash flow; and (vi) net debt to credit adjusted EBITDA.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of subsidiary or segment performance. We also use currency neutral numbers when analyzing our performance against our competitors.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization expense, interest expense, other (expense) income, net, and certain non-recurring or unusual items that are not part of recurring operations such as, restructuring and other charges, impairment of goodwill, acquisition, divestiture, and integration related costs, losses (gains) on business disposals, strategic initiatives costs, regulatory costs, and other items.

Adjusted EPS ex Amortization excludes the impact of non-operational items including, restructuring and other charges, impairment of goodwill, impairment of long-lived assets, acquisition, divestiture, and integration related costs, losses (gains) on business disposals, gain on China facility relocation, strategic initiatives costs, regulatory costs, and other items that are not a part of recurring operations.

Free Cash Flow is operating cash flow (i.e. cash flow from operations) less capital expenditures.

Net debt to credit adjusted EBITDA is the leverage ratio used in our credit agreements and defined as net debt (which is debt for borrowed money less cash and cash equivalents) divided by the trailing 12-month credit adjusted EBITDA. Credit adjusted EBITDA is defined as income (loss) before income taxes, depreciation and amortization expense, interest expense, specified items and non-cash items.

Comparable results for the third quarter exclude the impact of divestitures and acquisitions.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

The Company cannot reconcile its expected adjusted operating EBITDA under "Financial Guidance" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to acquisition, divestiture and integration related costs, gains (losses) on business disposals, and regulatory costs.

Welcome to IFF
At IFF (NYSE: IFF), an industry leader in food, beverage, scent, health and biosciences, science and creativity meet to create essential solutions for a better world – from global icons to unexpected innovations and experiences. With the beauty of art and the precision of science, we are an international collective of thinkers who partners with customers to bring scents, tastes, experiences, ingredients and solutions for products the world craves. Together, we will do more good for people and planet. Learn more at iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Statements of Income (Loss)
(Amounts in millions except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Net sales	$2,820	$3,063	(8)%	$8,776	$9,596	(9)%
Cost of goods sold	1,896	2,062	(8)%	5,955	6,314	(6)%
Gross profit	924	1,001	(8)%	2,821	3,282	(14)%
Research and development expenses	157	145	8%	479	460	4%
Selling and administrative expenses	444	413	8%	1,343	1,328	1%
Amortization of acquisition-related intangibles	170	182	(7)%	513	552	(7)%
Impairment of goodwill	—	2,250	(100)%	—	2,250	(100)%
Impairment of long-lived assets	—	—	NMF	—	120	(100)%
Restructuring and other charges	2	(4)	(150)%	61	5	NMF
Losses (gains) on sale of assets	1	—	NMF	(1)	(2)	(50)%
Operating profit (loss)	150	(1,985)	(108)%	426	(1,431)	(130)%
Interest expense	110	83	33%	337	232	45%
Other income, net	(19)	(33)	(42)%	(34)	(43)	(21)%
Income (loss) before taxes	59	(2,035)	(103)%	123	(1,620)	(108)%
Provision for income taxes	32	160	(80)%	77	220	(65)%
Net income (loss)	27	(2,195)	(101)%	46	(1,840)	(103)%
Net income attributable to non-controlling interests	2	2	—%	3	6	(50)%
Net income (loss) attributable to IFF shareholders	$25	$(2,197)	(101)%	$43	$(1,846)	(102)%

Net income (loss) per share - basic(1)	$0.10	$(8.60)		$0.16	$(7.22)
Net income (loss) per share - diluted(1)	$0.10	$(8.60)		$0.16	$(7.22)

Average number of shares outstanding - basic	255	255		255	255
Average number of shares outstanding - diluted	256	255		255	255

(1)    For 2023 and 2022, net income (loss) per share reflects adjustments related to the redemption value of certain redeemable non-controlling interests.
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	September 30,	December 31,
	2023	2022
Cash, cash equivalents, and restricted cash	$639	$493
Receivables, net	1,831	1,818
Inventories	2,549	3,151
Other current assets	1,372	1,970
Total current assets	6,391	7,432

Property, plant and equipment, net	4,126	4,203
Goodwill and other intangibles, net	21,412	22,437
Other assets	1,466	1,432
Total assets	$33,395	$35,504

Short-term borrowings	$1,142	$597
Other current liabilities	2,541	3,131
Total current liabilities	3,683	3,728

Long-term debt	9,159	10,373
Non-current liabilities	3,484	3,659

Redeemable non-controlling interests	60	59

Shareholders' equity	17,009	17,685
Total liabilities and shareholders' equity	$33,395	$35,504

International Flavors & Fragrances Inc.
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$46	$(1,840)
Adjustments to reconcile to net cash provided by operating activities
Depreciation and amortization	855	897
Deferred income taxes	(59)	(222)
Gains on sale of assets	(1)	(2)
Losses (gains) on business divestitures	29	(14)
Stock-based compensation	50	37
Pension contributions	(25)	(25)
Impairment of goodwill	—	2,250
Impairment of long-lived assets	—	120
Inventory write-down	62	—
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(78)	(309)
Inventories	489	(808)
Accounts payable	(240)	111
Accruals for incentive compensation	(40)	(56)
Other current payables and accrued expenses	(216)	202
Other assets/liabilities, net	(77)	(152)
Net cash provided by operating activities	795	189
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	—	(110)
Additions to property, plant and equipment	(390)	(344)
Additions to intangible assets	—	(2)
Proceeds from disposal of assets	22	1
Cash provided by the Merger with N&B	—	11
Proceeds from unwinding of derivative instruments	—	173
Net proceeds received from business divestitures	1,006	1,158
Net cash provided by investing activities	638	887
Cash flows from financing activities:
Cash dividends paid to shareholders	(619)	(604)
(Decrease) increase in revolving credit facility and short-term borrowings	(100)	2
Deferred financing costs	(5)	—
Proceeds from issuance of commercial paper (maturities after three months)	—	160
Repayments of commercial paper (maturities after three months)	—	(235)
Net repayments of commercial paper (maturities less than three months)	(187)	(52)
Repayments of long-term debt	(355)	(300)
Deferred consideration paid	(6)	—
Employee withholding taxes paid	(12)	(20)
Other, net	(9)	(38)
Net cash used in financing activities	(1,293)	(1,087)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(30)	(150)
Net change in cash, cash equivalents and restricted cash	110	(161)
Cash, cash equivalents and restricted cash at beginning of year	552	716
Cash, cash equivalents and restricted cash at end of period	$662	$555
The following table reconciles cash, cash equivalents and restricted cash between the Company's statement of cash flows for the periods ended September 30, 2023 and September 30, 2022 to the amounts reported on the Company's balance sheet:

AMOUNTS IN MILLIONS	September 30, 2023	December 31, 2022	September 30, 2022	December 31, 2021
Current assets
Cash and cash equivalents	$629	$483	$538	$711
Cash and cash equivalents included in Assets held for sale	23	52	—	—
Restricted cash	10	10	10	4
Non-current assets
Restricted cash included in Other assets	—	7	7	1
Cash, cash equivalents and restricted cash	$662	$552	$555	$716

International Flavors & Fragrances Inc.
Reportable Segment Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Sales
Nourish	$1,449	$1,703	$4,666	$5,252
Health & Biosciences	518	512	1,553	1,838
Scent	615	591	1,815	1,756
Pharma Solutions	238	257	742	750
Consolidated	$2,820	$3,063	$8,776	$9,596
Segment Adjusted Operating EBITDA
Nourish	$178	$287	$567	$981
Health & Biosciences	150	137	426	513
Scent	131	119	353	328
Pharma Solutions	47	69	173	192
Total	506	612	1,519	2,014
Depreciation & Amortization	(292)	(293)	(855)	(897)
Interest Expense	(110)	(83)	(337)	(232)
Other Income, net	19	33	34	43
Restructuring and Other Charges	(2)	4	(61)	(5)
Impairment of Goodwill	—	(2,250)	—	(2,250)
Impairment of Long-Lived Assets	—	—	—	(120)
Acquisition, Divestiture and Integration Related Costs	(42)	(57)	(118)	(167)
Strategic Initiatives Costs	(6)	(1)	(28)	(1)
Regulatory Costs	(13)	—	(32)	—
Other	(1)	—	1	(5)
Income (Loss) Before Taxes	$59	$(2,035)	$123	$(1,620)
Segment Adjusted Operating EBITDA Margin
Nourish	12.3%	16.9%	12.2%	18.7%
Health & Biosciences	29.0%	26.8%	27.4%	27.9%
Scent	21.3%	20.1%	19.4%	18.7%
Pharma Solutions	19.7%	26.8%	23.3%	25.6%
Consolidated	17.9%	20.0%	17.3%	21.0%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Third Quarter
(DOLLARS IN MILLIONS)	2023	2022
Reported (GAAP)	$924	$1,001
Adjusted (Non-GAAP)	$924	$1,001

Reconciliation of Selling and Administrative Expenses
	Third Quarter
(DOLLARS IN MILLIONS)	2023	2022
Reported (GAAP)	$444	$413
Acquisition, Divestiture and Integration Related Costs (c)	(42)	(57)
Strategic Initiatives Costs (e)	(6)	(1)
Regulatory Costs (f)	(13)	—
Adjusted (Non-GAAP)	$383	$355

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income (Loss) and EPS
	Third Quarter
	2023				2022
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income before taxes	Provision for income taxes (i)	Net income attributable to IFF (j)	Diluted EPS	(Loss) income before taxes	Provision for income taxes (i)	Net (loss) income attributable to IFF (j)	Diluted EPS (k)
Reported (GAAP)	$59	$32	$25	$0.10	$(2,035)	$160	$(2,197)	$(8.60)
Restructuring and Other Charges (a)	2	—	2	0.01	(4)	(1)	(3)	(0.01)
Impairment of Goodwill (b)	—	—	—	—	2,250	—	2,250	8.81
Acquisition, Divestiture and Integration Related Costs (c)	42	4	38	0.15	57	(5)	62	0.23
Losses (Gains) on Business Disposals (d)	10	(6)	16	0.06	(14)	(110)	96	0.38
Strategic Initiatives Costs (e)	6	1	5	0.02	1	—	1	—
Regulatory Costs (f)	13	3	10	0.04	—	—	—	—
Other (g)	1	1	—	—	—	—	—	—
Redemption value adjustment to EPS (h)	—	—	—	—	—	—	—	(0.01)
Adjusted (Non-GAAP)	$133	$35	$96	$0.38	$255	$44	$209	$0.82

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Third Quarter
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2023	2022
Numerator
Adjusted (Non-GAAP) Net Income	$96	$209
Amortization of Acquisition related Intangible Assets	170	182
Tax impact on Amortization of Acquisition related Intangible Assets (i)	39	44
Amortization of Acquisition related Intangible Assets, net of tax (l)	131	138
Adjusted (Non-GAAP) Net Income ex. Amortization	$227	$347

Denominator
Weighted average shares assuming dilution (diluted)	256	255
Adjusted (Non-GAAP) EPS ex. Amortization	$0.89	$1.36

(a)	For 2023 and 2022, represents costs primarily related to severance as part of the Company's restructuring efforts.
(b)	Represents costs related to the impairment of goodwill in the Health & Biosciences reporting unit.
(c)	For 2023 and 2022, primarily represents costs related to the Company's actual and planned acquisitions and divestitures and integration related activities primarily for N&B. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts. For 2023, acquisition costs primarily relate to earn-out adjustments. For 2023, tax expenses for business divestiture costs included establishments of deferred tax liabilities related to planned sales of businesses.

For the three months ended September 30, 2023, business divestiture, integration and acquisition related costs were approximately $29 million, $12 million and $1 million, respectively. For the three months ended September 30, 2022, business divestiture, integration and acquisition related costs were approximately $31 million, $25 million and $1 million, respectively.
(d)	For 2023, represents losses recognized related to the divestiture of the Flavor Specialty Ingredients business. For 2022, represents gains recognized related to the divestiture of the Microbial Control business unit.
(e)	Represents costs related to the Company's strategic assessment and business portfolio optimization efforts and reorganizing the Global Shared Services Centers, primarily consulting fees.
(f)	Represents costs primarily related to legal fees incurred for the ongoing investigations of the fragrance businesses.
(g)	Represents losses from sale of assets.
(h)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable non-controlling interests over their existing carrying value.
(i)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(j)	For 2023, net income is reduced by income attributable to non-controlling interest of $2 million. For 2022, net loss is increased by income attributable to non-controlling interest of $2 million.
(k)	The sum of these items does not foot due to rounding.
(l)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Third Quarter Year-to-Date
(DOLLARS IN MILLIONS)	2023	2022
Reported (GAAP)	$2,821	$3,282
Acquisition, Divestiture and Integration Related Costs (d)	—	2
Adjusted (Non-GAAP)	$2,821	$3,284

Reconciliation of Selling and Administrative Expenses
	Third Quarter Year-to-Date
(DOLLARS IN MILLIONS)	2023	2022
Reported (GAAP)	$1,343	$1,328
Acquisition, Divestiture and Integration Related Costs (d)	(118)	(165)
Strategic Initiatives Costs (g)	(28)	(1)
Regulatory Costs (h)	(32)	—
Other (i)	—	(7)
Adjusted (Non-GAAP)	$1,165	$1,155

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income (Loss) and EPS
	Third Quarter Year-to-Date
	2023				2022
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income before taxes	Provision for income taxes (k)	Net income attributable to IFF (l)	Diluted EPS	(Loss) income before taxes	Provision for income taxes (k)	Net (loss) income attributable to IFF (l)	Diluted EPS (m)
Reported (GAAP)	$123	$77	$43	$0.16	$(1,620)	$220	$(1,846)	$(7.22)
Restructuring and Other Charges (a)	61	16	45	0.18	5	1	4	0.02
Impairment of Goodwill (b)	—	—	—	—	2,250	—	2,250	8.81
Impairment of Long-Lived Assets (c)	—	—	—	—	120	24	96	0.38
Acquisition, Divestiture and Integration Related Costs (d)	118	4	114	0.45	167	22	145	0.55
Losses (Gains) on Business Disposals (e)	29	(11)	40	0.15	(14)	(110)	96	0.38
Gain on China Facility Relocation (f)	(22)	(6)	(16)	(0.06)	—	—	—	—
Strategic Initiatives Costs (g)	28	6	22	0.09	1	—	1	—
Regulatory Costs (h)	32	7	25	0.10	—	—	—	—
Other (i)	(1)	—	(1)	—	5	1	4	0.01
Redemption value adjustment to EPS (j)	—	—	—	—	—	—	—	(0.01)
Adjusted (Non-GAAP)	$368	$93	$272	$1.07	$914	$158	$750	$2.94

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Third Quarter Year-to-Date
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2023	2022
Numerator
Adjusted (Non-GAAP) Net Income	$272	$750
Amortization of Acquisition related Intangible Assets	513	552
Tax impact on Amortization of Acquisition related Intangible Assets (k)	117	130
Amortization of Acquisition related Intangible Assets, net of tax (n)	396	422
Adjusted (Non-GAAP) Net Income ex. Amortization	$668	$1,172

Denominator
Weighted average shares assuming dilution (diluted)	255	255
Adjusted (Non-GAAP) EPS ex. Amortization	$2.61	$4.59

(a)	For 2023 and 2022, represents costs primarily related to severance as part of the Company's restructuring efforts.
(b)	Represents costs related to the impairment of goodwill in the Health & Biosciences reporting unit.
(c)	Represents costs related to the impairment of intangible and fixed assets of an asset group that operated primarily in Russia.
(d)	For 2023 and 2022, primarily represents costs related to the Company's actual and planned acquisitions and divestitures and integration related activities primarily for N&B. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts. For 2023, acquisition costs primarily relate to earn-out adjustments. For 2023, tax expenses for business divestiture costs included establishments of deferred tax liabilities related to planned sales of businesses.

For the nine months ended September 30, 2023, business divestiture, integration and acquisition related costs were approximately $70 million, $42 million and $6 million, respectively. For the nine months ended September 30, 2022, business divestiture, integration and acquisition related costs were approximately $91 million, $73 million and $3 million, respectively.
(e)	For 2023, represents losses recognized related to the divestiture of the portion of the Savory Solutions business, liquidation of a business in Russia for the sale of the portion of the Savory Solutions business and divestiture of the Flavor Specialty Ingredients business. For 2022, represents gains recognized related to the divestiture of the Microbial Control business unit.
(f)	Represents gain recognized from the completion of the relocation of a facility in China.
(g)	Represents costs related to the Company's strategic assessment and business portfolio optimization efforts and reorganizing the Global Shared Services Centers, primarily consulting fees.
(h)	Represents costs primarily related to legal fees incurred for the ongoing investigations of the fragrance businesses.
(i)	For 2023, represents gains from sale of assets. For 2022, represents shareholder activist related costs, primarily professional fees, severance costs, including accelerated stock compensation expense, for certain executives who have been separated from the Company, and gains from sale of assets.
(j)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable non-controlling interests over their existing carrying value.
(k)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(l)	For 2023, net income is reduced by income attributable to non-controlling interest of $3 million. For 2022, net loss is increased by income attributable to non-controlling interest of $6 million.
(m)	The sum of these items does not foot due to rounding.
(n)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
Debt Covenants
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Credit Adjusted EBITDA to Net Income
(DOLLARS IN MILLIONS)	Twelve Months Ended September 30, 2023
Net income	$18
Interest expense	441
Income taxes	96
Depreciation and amortization	1,137
Specified items(1)	294
Non-cash items(2)	132
Credit Adjusted EBITDA	$2,118
 _______________________
(1)Specified items consisted of restructuring and other charges, acquisition, divestiture and integration related costs, strategic initiatives costs, regulatory costs and other costs that are not related to recurring operations.
(2)Non-cash items consisted of gains on sale of assets, losses on business disposals, gain on China facility relocation, write-down of inventory related to Locust Bean Kernel and stock-based compensation.

Net Debt to Total Debt
(DOLLARS IN MILLIONS)	September 30, 2023
Total debt(1)	$10,325
Adjustments:
Cash and cash equivalents(2)	652
Net debt	$9,673
 _______________________
(1)Total debt used for the calculation of net debt consisted of short-term debt, long-term debt, short-term finance lease obligations and long-term finance lease obligations.
(2)Cash and cash equivalents included approximately $23 million currently in Assets held for sale on the Consolidated Balance Sheets.

International Flavors & Fragrances Inc.
Comparable Reportable Segment Performance
(Amounts in millions)
(Unaudited)
The following information and schedule provides reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedule is not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Sales
Nourish(1)	$1,449	$1,572	$4,666	$5,072
Health & Biosciences(2)	518	512	1,544	1,601
Scent(3)	615	575	1,815	1,740
Pharma Solutions	238	257	742	750
Consolidated	$2,820	$2,916	$8,767	$9,163
Segment Adjusted Operating EBITDA
Nourish(1)	$178	$268	$567	$955
Health & Biosciences(2)	150	137	428	477
Scent(3)	131	113	353	322
Pharma Solutions	47	69	173	192
Total	506	587	1,521	1,946
Depreciation & Amortization	(292)	(293)	(855)	(897)
Interest Expense	(110)	(83)	(337)	(232)
Other Income, net	19	33	34	43
Restructuring and Other Charges	(2)	4	(61)	(5)
Impairment of Goodwill	—	(2,250)	—	(2,250)
Impairment of Long-Lived Assets	—	—	—	(120)
Acquisition, Divestiture and Integration Related Costs	(42)	(57)	(118)	(167)
Strategic Initiatives Costs	(6)	(1)	(28)	(1)
Regulatory Costs	(13)	—	(32)	—
Other	(1)	—	1	(5)
Impact of Business Divestitures(4)	—	25	—	68
Impact of Business Acquisitions(5)	—	—	(2)	—
Income (Loss) Before Taxes	$59	$(2,035)	$123	$(1,620)
Segment Adjusted Operating EBITDA Margin
Nourish	12.3%	17.0%	12.2%	18.8%
Health & Biosciences	29.0%	26.8%	27.7%	29.8%
Scent	21.3%	19.7%	19.4%	18.5%
Pharma Solutions	19.7%	26.8%	23.3%	25.6%
Consolidated	17.9%	20.1%	17.3%	21.2%
______________________
(1)Nourish sales and segment adjusted operating EBITDA information for the three and nine months ended September 30, 2022 exclude the results of the portion of the Savory Solutions business that was divested to present fully comparable scenarios of the Company. The divestiture was completed on May 31, 2023.
(2)Health & Biosciences sales and segment adjusted operating EBITDA information for the nine months ended September 30, 2023 exclude the results of Health Wright Products for the first quarter of 2023. In addition, the information for the nine months ended September 30, 2022 exclude the results of the Microbial Control business unit for the first and second quarters of 2022. The exclusion of these results help to present fully comparable scenarios of the Company as the acquisition of Health Wright Products was completed on April 1, 2022 and the divestiture of the Microbial Control business unit was completed on July 1, 2022. As a result, there was no impact from Health Wright Products and the Microbial Control business unit for the first quarter of 2022 and the first and second quarters of 2023, respectively.

(3)Scent sales and segment adjusted operating EBITDA information for the three and nine months ended September 30, 2022 exclude the results of the Flavor Specialty Ingredients business that was divested to present fully comparable scenarios of the Company. The divestiture was completed on August 1, 2023.
(4)Information related to the amounts exclude the results of the Microbial Control business unit, the portion of the Savory Solutions business and Flavor Specialty Ingredients business that were divested in the third quarter of 2022 (July 1, 2022), second quarter of 2023 (May 31, 2023) and third quarter of 2023 (August 1, 2023), respectively, to present fully comparable scenarios of the Company.
(5)Information related to the amount excludes the results of Health Wright Products for the first quarter of 2023 to present fully comparable scenarios of the Company, as the acquisition of Health Wright Products was completed on April 1, 2022.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

Q3 Nourish	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(15)%	(38)%	(4.6)%
Portfolio Impact	7%	4%	(0.1)%
% Change - Comparable	(8)%	(34)%	(4.7)%
Currency Impact	1%	8%	1.1%
% Change - Currency Neutral	(7)%	(26)%	(3.6)%

Q3 Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	1%	9%	2.2%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	1%	9%	2.2%
Currency Impact	1%	3%	0.4%
% Change - Currency Neutral	2%	12%	2.6%

Q3 Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	4%	10%	1.2%
Portfolio Impact	3%	6%	0.4%
% Change - Comparable	7%	16%	1.6%
Currency Impact	0%	3%	0.7%
% Change - Currency Neutral	7%	19%	2.3%

Q3 Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(7)%	(32)%	(7.1)%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	(7)%	(32)%	(7.1)%
Currency Impact	(2)%	(2)%	(0.2)%
% Change - Currency Neutral	(9)%	(34)%	(7.3)%

Q3 Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	(8)%	(17)%	(2.1)%
Portfolio Impact	5%	4%	(0.1)%
% Change - Comparable	(3)%	(14)%	(2.2)%
Currency Impact	0%	4%	0.8%
% Change - Currency Neutral	(3)%	(10)%	(1.4)%

 _______________________
Note: The sum of these items may not foot due to rounding.

YTD Nourish	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(11)%	(42)%	(6.5)%
Portfolio Impact	3%	2%	(0.1)%
% Change - Comparable	(8)%	(41)%	(6.6)%
Currency Impact	3%	8%	1.2%
% Change - Currency Neutral	(5)%	(33)%	(5.4)%

YTD Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(16)%	(17)%	(0.5)%
Portfolio Impact	12%	7%	(1.6)%
% Change - Comparable	(4)%	(10)%	(2.1)%
Currency Impact	3%	3%	0.4%
% Change - Currency Neutral	(1)%	(7)%	(1.7)%

YTD Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	3%	8%	0.7%
Portfolio Impact	1%	2%	0.2%
% Change - Comparable	4%	10%	0.9%
Currency Impact	3%	9%	1.2%
% Change - Currency Neutral	7%	19%	2.1%

YTD Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(1)%	(10)%	(2.3)%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	(1)%	(10)%	(2.3)%
Currency Impact	0%	1%	0.0%
% Change - Currency Neutral	(1)%	(9)%	(2.3)%

YTD Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	(9)%	(25)%	(3.7)%
Portfolio Impact	4%	3%	(0.2)%
% Change - Comparable	(4)%	(22)%	(3.9)%
Currency Impact	2%	6%	1.0%
% Change - Currency Neutral	(2)%	(16)%	(2.9)%

 _______________________
Note: The sum of these items may not foot due to rounding.